UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 5, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803
Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 200, Dallas, Texas 75075
(Address of principal executive offices)

(469) 606-4520
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On March 20, 2014, the Company engaged Goldman Accounting Services CPA, LLC (“Goldman Accounting”) as its independent registered public accounting firm to perform the audit for each of the years ended December 31, 2013 and 2012 and the period from August 1, 2007 (date of bankruptcy settlement) through December 31, 2013.  At the time of that engagement, the Company informed a representative of Goldman Accounting that its anticipated near-term growth may require that the Company retain a larger audit firm in the future.  To allow the Company to proceed with engaging that larger audit firm, Goldman Accounting informed the Company, on May 5, 2014, that it was resigning as the Company’s independent registered public accounting firm.

The reports of Goldman Accounting on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 and the period from August 1, 2007 (date of bankruptcy settlement) through December 31, 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  During the years ended December 31, 2013 and 2012, there were no disagreements between the Company and Goldman Accounting on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to Goldman Accounting’s satisfaction, would have caused Goldman Accounting to make reference to the subject matter of the disagreement in connection with its report for such years.  There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for the years ended December 31, 2013 and 2012.

The Company has provided Goldman Accounting with a copy of this Current Report on Form 8-K.  A copy of Goldman Accounting’s letter, dated May 9, 2014, stating its agreement with the above statements, is attached hereto as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated:  May 9, 2014
/s/  Maulik Parikh
Maulik Parikh
President and CEO